EXHIBIT 23.1


                   Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Walt Disney Company of our report dated November 22, 1999 relating to the financial statements appearing in The Walt Disney Company's Annual Report on Form 10-K for the year ended September 30, 1999.


PricewaterhouseCoopers LLP
Los Angeles, California
February 22, 2000